UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------
                                   FORM 8-K/A
                            -------------------------

                                  AMENDING THE
                           CURRENT REPORT ON FORM 8-K
                             FILED JANUARY 21, 1997

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 7, 1997

                             CARRIAGE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                    1-11961                  76-0423828
(State of Incorporation)    (Commission File Number)      (I.R.S. Employer
                                                         Identification No.)

  1300 POST OAK BLVD., SUITE 1500, HOUSTON, TX              77056
     (Address of principal executive offices)             (Zip Code)

                                 (281) 556-7400
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On January 7, 1997, Carriage Services, Inc. (the "Company"), through a wholly owned subsidiary, completed its merger with the CNM Group, a California corporation which, through its subsidiaries, owns and operates the ten Wilson & Kratzer funeral homes located in Alameda and Contra Costa Counties, California and the Rolling Hills Memorial Park Cemetery located in Richmond, California. Of the ten funeral home locations acquired, nine are currently operational and one is being converted from a library to a funeral home and will be operational by late 1997. Total consideration for the merger consisted of 107,445 shares of the Company's Class A Common Stock, 19,999,992 shares of the Company's Series F Preferred Stock, assumption of existing indebtedness of $2,367,112 and cash of approximately $15.5 million. The cash portion of the purchase consideration was made available through utilization of the Company's existing credit facility. The consideration was determined through negotiations between the Company and representatives of the CNM Group. In connection with this merger, the Company entered into customary employment, consulting and non-compete agreements with certain key employees and former owners of the CNM Group. The merger will be accounted for under the purchase method of accounting for financial reporting purposes.

     The Company is not aware of any pre-existing material relationships between
(i) the CNM Group or any of its shareholders, on the one hand, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers, on the other.

     The Company also completed the acquisition of several other businesses (the "Other Acquisitions") since June 30, 1996. None of the Other Acquisitions is material, individually or in the aggregate, to the results of operations or financial position of the Company. However, the merger with the CNM Group requires the filing of financial statements and pro forma financial information pursuant to Rules 3-05(b)(1)(i) and 11-01(c) of Regulation S-X since such business constitutes a "significant subsidiary" under such Rules.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          This Form 8-K/A is being filed to include in the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 21, 1997 the financial statements and pro forma financial information required by Item 7.

     (A)  FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

                                                                      PAGE
                                                                      ----
     THE CNM GROUP

     Balance Sheets as of December 31, 1996 and March 31, 1996.....    13

     Statements of Operations for the Nine Months Ended December 31,
          1996 and the Year Ended March 31, 1996...................    14

     Statements of Cash Flows for the Nine Months Ended December 31,
          1996 and the Year Ended March 31, 1996...................    15

     Stockholders' Equity for the Nine Months Ended December 31,
          1996 and the Year Ended March 31, 1996...................    16

     Notes to Financial Statements.................................    17

     (B)  PRO FORMA FINANCIAL INFORMATION

                                                                      PAGE
                                                                      ----
     CARRIAGE SERVICES, INC.

     Unaudited Pro Forma Consolidated Balance Sheet --
          September 30, 1996.......................................     7

     Unaudited Pro Forma Consolidated Statement of Operations --
          Nine Months Ended September 30, 1996.....................     8

     Unaudited Pro Forma Consolidated Statement of Operations --
          Year Ended December 31, 1995.............................     9

     Notes to Unaudited Pro Forma Consolidated Financial Statements    10

     (C)  EXHIBITS

     10.22  --  Merger Agreement dated October 17, 1996 among Carriage Services,
                Inc., Carriage Funeral Services of California, Inc., CNM and the
               shareholders of CNM

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS CURRENT REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                                   CARRIAGE SERVICES, INC.

                                                   By:/s/ THOMAS C. LIVENGOOD
                                                          THOMAS C. LIVENGOOD
                                                    EXECUTIVE VICE PRESIDENT AND
                                                      CHIEF FINANCIAL OFFICER
Dated:  March 11, 1997

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     On January 7, 1997, Carriage Services, Inc. (the "Company"), through a wholly owned subsidiary, completed its merger with the CNM Group, a California corporation which through its subsidiaries owns and operates the ten Wilson & Kratzer funeral homes located in Alameda and Contra Costa Counties, California and the Rolling Hills Memorial Park Cemetery located in Richmond, California. Of the ten funeral home locations acquired, nine are currently operational and one is being converted from a library to a funeral home and will be operational by late 1997. Total consideration for the merger consisted of 107,445 shares of the Company's Class A Common Stock 19,999,992 shares of the Company's Series F Preferred Stock, assumption of existing indebtedness of $2,367,112 and cash of approximately $15.5 million. The cash portion of the purchase consideration was made available through utilization of the Company's existing credit facility. The consideration was determined through negotiations between the Company and representatives of the CNM Group. In connection with this merger, the Company entered into customary employment, consulting and non-compete agreements with certain employees and former owners of the CNM Group. The merger will be accounted for under the purchase method of accounting for financial reporting purposes.

     The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996 includes the accounts of the Company and reflects the CNM merger as if such merger had occurred on September 30, 1996. The accompanying Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 include the accounts of the Company and reflect the CNM merger as if such merger had been completed as of the beginning of each of the respective periods. The accompanying Unaudited Pro Forma Consolidated Financial Statements do not include the pro forma results of other businesses acquired by the Company since June 30, 1996 as the financial position and results of operations of such other acquired businesses were not deemed, individually or in the aggregate, to be significant pursuant to the rules and regulations of the Securities and Exchange Commission.

     The accompanying Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon certain assumptions and include adjustments as detailed in the Notes to Unaudited Pro Forma Consolidated Financial Statements. The estimated fair market values reflected in the Unaudited Pro Forma Consolidated Financial Statements are based on preliminary estimates and assumptions and are subject to revision as more information regarding asset and liability valuations becomes available. In management's opinion, the preliminary allocation reflected herein is not expected to be materially different from the final allocation.

     The Unaudited Pro Forma Consolidated Statements of Operations do not assume any additional profitability resulting from the application of the Company's revenue enhancement measures or cost reduction programs to the historical results of the CNM Group, nor do they assume increases in corporate general and administrative expenses which may have resulted from the Company managing the CNM Group for the periods presented.

     The following Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto as included in the Company's Form 10-Q as of September 30, 1996 and the prospectus dated August 8, 1996. Such pro forma information is based on historical data with respect to the Company and the CNM Group. The pro forma information is not necessarily indicative of the results that might have occurred had such transactions actually taken place at the beginning of the period specified and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the Securities and Exchange Commission. The pro forma information does not reflect any adjustments to reflect the manner in which the acquired entity is being or will be operated under the control of the Company.

                            CARRIAGE SERVICES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)

                                          CARRIAGE       THE CNM      PRO FORMA         TOTAL
               ASSETS                  SERVICES, INC.     GROUP     ADJUSTMENTS(1)    PRO FORMA
                                       --------------    -------    --------------    ---------
CURRENT ASSETS:
  Cash and cash equivalents..........     $  1,805       $1,040        $   (876)      $   1,969
  Accounts receivable --
     Trade, net of allowance.........        4,297        5,702            (355)          9,644
     Other...........................          585           83             (37)            631
                                       --------------    -------    --------------    ---------
                                             4,882        5,785            (392)         10,275
  Marketable securities..............          129         --           --                  129
  Inventories and other current
     assets..........................        3,693          698            (456)          3,935
                                       --------------    -------    --------------    ---------
          Total current assets.......       10,509        7,523          (1,724)         16,308
                                       --------------    -------    --------------    ---------
PROPERTY, PLANT AND EQUIPMENT, at
  cost (net).........................       43,192        5,997           6,562          55,751
CEMETERY PROPERTY, at cost...........        2,542        1,775          11,954          16,271
NAMES AND REPUTATIONS, net...........       56,017          397          17,185          73,599
DEFERRED CHARGES AND OTHER NONCURRENT
  ASSETS.............................        6,390          939            (923)          6,406
                                       --------------    -------    --------------    ---------
                                          $118,650       $16,631       $ 33,054       $ 168,335
                                       ==============    =======    ==============    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...................     $  1,602       $  707        $   (603)      $   1,706
  Accrued liabilities................        3,310          666            (553)          3,423
  Current portion of long-term debt
     and capital leases..............        1,010          226            (226)          1,010
                                       --------------    -------    --------------    ---------
          Total current
             liabilities.............        5,922        1,599          (1,382)          6,139
PRENEED LIABILITIES, net.............        3,136        2,734             (16)          5,854
LONG-TERM DEBT, net..................       33,182        4,764          13,064          51,010
OBLIGATIONS UNDER CAPITAL LEASES, net
  of current portion.................          643          212         --                  855
DEFERRED INCOME TAXES................        2,267          207           6,931           9,405
                                       --------------    -------    --------------    ---------
          Total liabilities..........       45,150        9,516          18,597          73,263
                                       --------------    -------    --------------    ---------
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK...........       17,775         --            20,000          37,775
STOCKHOLDERS' EQUITY:
  Class A Common Stock...............           39         --                 1              40
  Class B Common Stock...............           45         --           --                   45
  Treasury stock, at cost............         (341)        --           --                 (341)
  Contributed capital................       64,003         --             1,571          65,574
  Retained deficit...................       (8,021)        --           --               (8,021)
  CNM equity.........................      --             7,115          (7,115)         --
                                       --------------    -------    --------------    ---------
          Total stockholders'
             equity..................       55,725        7,115          (5,543)         57,297
                                       --------------    -------    --------------    ---------
                                          $118,650       $16,631       $ 33,054       $ 168,335
                                       ==============    =======    ==============    =========

    See the accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Statements.

                            CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          CARRIAGE       THE CNM     PRO FORMA        TOTAL
                                       SERVICES, INC.     GROUP     ADJUSTMENTS     PRO FORMA
                                       --------------    -------    -----------     ---------
Revenues, net........................     $ 27,070       $8,735       $    --        $35,805

Costs and expenses...................       22,687        6,321           330 (2)     29,588
                                                                          123 (3)
                                                                          127 (4)
                                       --------------    -------    -----------     ---------
                                            22,687        6,321           580         29,588
                                       --------------    -------    -----------     ---------
     Gross profit....................        4,383        2,414          (580)         6,217
General and administrative
  expenses...........................        1,766        1,094           --           2,860
                                       --------------    -------    -----------     ---------
     Operating income................        2,617        1,320          (580)         3,357
Interest expense, net................        3,713          334           593 (5)      4,640
                                       --------------    -------    -----------     ---------
     Income (loss) before income
       taxes and extraordinary
       item..........................       (1,096)         986        (1,173)        (1,283)
Provision (benefit) for income
  taxes..............................          (21)         420          (912)(6)       (513)
                                       --------------    -------    -----------     ---------
     Income (loss) before extraordinary
       item..........................       (1,075)         566          (261)          (770)
Extraordinary item -- loss on early
  extinguishment of debt, net of
  income tax benefit of $332.........         (498)         --            --            (498)
                                       --------------    -------    -----------     ---------
     Net income (loss)...............       (1,573)         566          (261)        (1,268)
Preferred stock dividend
  requirements.......................          351          --            630 (7)        981
                                       --------------    -------    -----------     ---------
     Net income (loss) attributable to
       common stockholders...........     $ (1,924)      $  566       $  (891)       $(2,249)
                                       ==============    =======    ===========     =========
(Loss) per share:
     (Loss) per common and common
       equivalent share before
       extraordinary item,
       attributable to common
       stockholders..................     $   (.39)                                  $  (.47)
     Extraordinary item..............         (.14)                                     (.13)
                                       --------------                               ---------
     Net (loss) per common share.....     $   (.53)                                  $  (.60)
                                       ==============                               =========
Weighted average number of common and
  common equivalent shares
  outstanding (in thousands).........        3,662                        107 (8)      3,769
                                       ==============               ===========     =========

    See the accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Statements.

                            CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           CARRIAGE       THE CNM     PRO FORMA       TOTAL
                                        SERVICES, INC.     GROUP     ADJUSTMENTS    PRO FORMA
                                        --------------    -------    -----------    ---------
Revenues, net........................      $ 24,237       $11,338      $   --        $35,575
Costs and expenses...................        20,247        8,143           440 (2)    29,169
                                                                           170 (3)
                                                                           169 (4)
                                        --------------    -------    -----------    ---------
                                             20,247        8,143           779        29,169
                                        --------------    -------    -----------    ---------
     Gross profit....................         3,990        3,195          (779)        6,406
General and administrative
  expenses...........................         2,106        1,144        --             3,250
                                        --------------    -------    -----------    ---------
     Operating income................         1,884        2,051          (779)        3,156
Interest expense, net................         3,684          436           888 (5)     5,008
                                        --------------    -------    -----------    ---------
     Income (loss) before income
       taxes and extraordinary
       item..........................        (1,800)       1,615        (1,667)       (1,852)
Provision (benefit) for income
  taxes..............................           694          694        (2,129)(6)      (741)
                                        --------------    -------    -----------    ---------
     Net income (loss)...............        (2,494)         921           462        (1,111)
Preferred stock dividend
  requirements.......................       --              --             800 (7)       800
                                        --------------    -------    -----------    ---------
     Net income (loss) attributable
       to common stockholders........      $ (2,494)      $  921       $  (338)      $(1,911)
                                        ==============    =======    ===========    =========
(Loss) per share:
     Net (loss) per common and common
       equivalent share, attributable
       to common stockholders........      $   (.66)                                 $  (.49)
                                        ==============                              =========
Weighted average number of common and
  common equivalent shares
  outstanding (in thousands).........         3,781                        107 (8)     3,888
                                        ==============               ===========    =========

    See the accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Statements.

                            CARRIAGE SERVICES, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

     The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996 gives effect to the CNM merger. The estimated fair market values reflected herein are based on preliminary estimates and assumptions and are subject to revision as more information becomes available. In management's opinion, the preliminary allocation is not expected to be materially different from the final allocation.

     (1) To record the elimination of assets and liabilities not acquired or assumed by the Company and record the total consideration (including estimated transaction costs) and the preliminary allocation of total consideration to the identifiable net assets of the acquired business.

     The effect of the CNM merger on the Consolidated Balance Sheet at September 30, 1996 was as follows:

                                             1996
                                        ---------------
                                        (IN THOUSANDS)
Current assets.......................   $     5,799
Cemetery property....................        13,729
Property, plant and equipment........        12,559
Deferred charges and other noncurrent
assets...............................            16
Names and reputations................        17,582
Current liabilities..................          (217)
Other liabilities....................       (10,068)
                                        ---------------
                                             39,400
Consideration:
Redeemable preferred stock issued....       (20,000)
Debt assumed.........................        (2,367)
Class A Common Stock issued..........        (1,572)
                                        ---------------
     Cash used for acquisition.......   $    15,461
                                        ===============

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

     The accompanying Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 and nine months ended September 30, 1996 give effect to the CNM merger as if such merger occurred at the beginning of each of the respective periods.

     (2) To record adjustment to amortization expense relative to the Company's new basis in net assets acquired in conjunction with the CNM merger as if said merger had occurred as of the beginning of each of the respective periods presented. The amortization expense of $330,000 and $440,000 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively, is resultant from the amortization, over a 40 year life, of the $17,582,000 in names and reputations recorded in conjunction with the merger with CNM.

     (3) To record additional depreciation expense of $123,000 and $170,000 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively, relative to the Company's increased basis in property and equipment resultant from the merger with CNM as if said merger had occurred at the beginning of each of the respective periods presented. Pro forma depreciation expense has been recorded based on the Company's estimate of the useful lives of the acquired assets using the Company's depreciation methods.

                            CARRIAGE SERVICES, INC.
 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (4) To record amortization expense relative to non-prepaid, non-compete agreements of $127,000 and $169,000 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively. These agreements are amortized over the term of the agreements.

     (5) To record additional interest expense of $593,000 and $888,000 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively, which would have been incurred by the Company assuming the CNM merger had occurred as of the beginning of each of the respective periods presented. It has been calculated as a function of the $15.5 million utilization on the available line of credit used to fund certain costs incurred in conjunction with the merger.

     (6) To record the tax benefit to reflect a normal effective rate of 40%. This adjustment reflects a tax benefit of $912,000 and $2,129,000 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively. The Company's management believes that this effective rate is indicative of the Company's normal tax position assuming the merger was made as of the beginning of the respective periods presented, not considering the utilization of previously existing NOLs.

     (7) To reflect the pro forma dividends on the Company's Series F Convertible Preferred Stock issued in conjunction with the CNM merger as if the related stock issuance had occurred as of the beginning of the respective periods presented. A total of 19,999,992 shares of Series F Convertible Preferred Stock have been issued. These shares would have yielded a pro forma cash dividend of $630,000 and $800,000 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.

     (8) To adjust weighted average shares outstanding to reflect the pro forma effects of the 107,445 Class A Common Stock shares issued in conjunction with the CNM merger as if such shares were issued as of the beginning of the respective periods presented. The shares of Series F Convertible Preferred Stock are not common stock equivalents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the CNM Group:

     We have audited the accompanying balance sheets of the CNM Group as of December 31, 1996, and March 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the nine months ended December 31, 1996, and for the year ended March 31, 1996. These financial statements are the responsibility of the CNM Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the CNM Group as of December 31, 1996, and March 31, 1996, and the results of its operations and its cash flows for the nine months ended December 31, 1996, and for the year ended March 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 17, 1997

                                   CNM GROUP
                                 BALANCE SHEETS

                                        DECEMBER 31,       MARCH 31,
                                            1996             1996
                                        ------------      -----------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......   $  1,039,677      $ 1,975,368
                                        ------------      -----------
     Accounts receivable --
          Trade, net of allowance for
             doubtful accounts of
             $544,677 and $550,000 at
             December 31, 1996, and
             March 31, 1996,
             respectively............      5,702,153        5,611,358
          Other......................         82,824          104,377
                                        ------------      -----------
                                           5,784,977        5,715,735
     Inventories and other current
       assets........................        698,708          433,029
                                        ------------      -----------
               Total current
                  assets.............      7,523,362        8,124,132
PROPERTY AND EQUIPMENT:
     Land............................      2,978,980        2,978,980
     Buildings and improvements......      4,067,481        3,928,245
     Furniture and equipment.........      1,505,784        1,488,047
     Automobiles.....................        631,729          603,147
                                        ------------      -----------
                                           9,183,974        8,998,419
     Less -- Accumulated
       depreciation..................     (3,187,321)      (2,994,087)
                                        ------------      -----------
                                           5,996,653        6,004,332
CEMETERY PROPERTY, at cost...........      1,774,818        1,307,514
NAMES AND REPUTATIONS, net of
  accumulated amortization of
  $830,771 and $784,745 at December
  31, 1996, and March 31, 1996,
  respectively.......................        396,554          442,580
DEFERRED CHARGES AND OTHER NONCURRENT
  ASSETS.............................        939,303          970,023
                                        ------------      -----------
               Total assets..........   $ 16,630,690      $16,848,581
                                        ============      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable................   $    706,320      $   446,618
     Accrued liabilities.............        666,280        1,016,943
     Current portion of long-term
       debt and obligations under
       capital leases................        226,246          255,571
                                        ------------      -----------
               Total current
                  liabilities........      1,598,846        1,719,132
PRENEED LIABILITIES..................      2,733,828        3,114,676
LONG-TERM DEBT, net of current
  portion............................      4,764,093        4,946,902
OBLIGATIONS UNDER CAPITAL LEASES, net
  of current portion.................        211,847          211,210
DEFERRED INCOME TAXES................        207,120          307,643
                                        ------------      -----------
               Total liabilities.....      9,515,734       10,299,563
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY.................      7,114,956        6,549,018
                                        ------------      -----------
               Total liabilities and
                  stockholders'
                  equity.............   $ 16,630,690      $16,848,581
                                        ============      ===========

   The accompanying notes are an integral part of these financial statements.

                                   CNM GROUP
                            STATEMENTS OF OPERATIONS

                                          FOR THE
                                        NINE MONTHS         FOR THE
                                           ENDED          YEAR ENDED
                                        DECEMBER 31,       MARCH 31,
                                            1996             1996
                                        ------------      -----------
REVENUES, net........................    $8,734,651       $11,337,693
COSTS AND EXPENSES...................     6,320,904         8,142,840
                                        ------------      -----------
     Gross profit....................     2,413,747         3,194,853
GENERAL AND ADMINISTRATIVE
EXPENSES.............................     1,094,423         1,143,623
                                        ------------      -----------
     Operating income................     1,319,324         2,051,230
INTEREST EXPENSE, net................       333,354           436,499
                                        ------------      -----------
     Income before income taxes......       985,970         1,614,731
PROVISION FOR INCOME TAXES...........       420,032           693,652
                                        ------------      -----------
     Net income......................    $  565,938       $   921,079
                                        ============      ===========

   The accompanying notes are an integral part of these financial statements.

                                   CNM GROUP
                            STATEMENTS OF CASH FLOWS

                                          FOR THE
                                        NINE MONTHS         FOR THE
                                           ENDED          YEAR ENDED
                                        DECEMBER 31,       MARCH 31,
                                            1996             1996
                                        ------------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................    $  565,938       $   921,079
  Adjustments to reconcile net income
     to net cash provided by
     operating activities --
     Depreciation and amortization...       452,122           575,374
     Bad debt expense................       --                 50,000
     Deferred income tax benefit.....      (100,523)          (55,220)
     Decrease (increase) in accounts
     receivable......................       (63,919)          245,156
     Increase in inventories and
       other current assets..........      (271,002)          (91,945)
     Increase (decrease) in accounts
       payable.......................       259,702           (15,005)
     Decrease in accrued and preneed
       liabilities and other.........      (732,311)          (26,519)
                                        ------------      -----------
          Net cash provided by
             operating activities....       110,007         1,602,920
                                        ------------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment
     and cemetery property...........      (883,269)       (1,019,475)
  Proceeds from sale of property and
     equipment.......................        49,068            96,248
                                        ------------      -----------
          Net cash used in investing
             activities..............      (834,201)         (923,227)
                                        ------------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt.........      (211,497)         (415,250)
                                        ------------      -----------
          Net cash used in financing
             activities..............      (211,497)         (415,250)
                                        ------------      -----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................      (935,691)          264,443
CASH AND CASH EQUIVALENTS, beginning
  of period..........................     1,975,368         1,710,925
                                        ------------      -----------
CASH AND CASH EQUIVALENTS, end of
period...............................    $1,039,677       $ 1,975,368
                                        ============      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
  Interest paid......................    $  358,741       $   487,161
  Taxes paid.........................       413,400           664,614

   The accompanying notes are an integral part of these financial statements.

                                   CNM GROUP
                       STATEMENTS OF STOCKHOLDERS' EQUITY

BALANCE, March 31, 1995..............  $  5,627,939
     Net income......................       921,079
                                       ------------
BALANCE, March 31, 1996..............     6,549,018
     Net income......................       565,938
                                       ------------
BALANCE, December 31, 1996...........  $  7,114,956
                                       ============

   The accompanying notes are an integral part of these financial statements.

                                   CNM GROUP
                         NOTES TO FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND SUMMARY
    OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION/NATURE OF BUSINESS

     Effective January 7, 1997, Carriage Funeral Services of California, Inc. (Carriage), a wholly owned subsidiary of Carriage Services, Inc., acquired the stock of CNM, Inc., and two of its wholly owned subsidiaries, Rolling Hills Memorial Park and Wilson & Kratzer Mortuaries (these three entities are hereinafter referred to as the Group or the CNM Group), for aggregate consideration in excess of the recorded amount of the net assets of the Group. The net assets and results of operations of a third subsidiary owned by CNM, Inc., which was not engaged in the death care industry and which was not acquired by Carriage, have not been included in the accompanying financial statements. Based on this presentation, the Group's stockholders' equity has been presented on an aggregated basis to reflect the equity of the Group rather than the equity of CNM, Inc.

     The Group owns and operates 10 funeral homes and one cemetery in Northern California. The Group performs personal and professional services related to funerals and interments at its funeral homes and cemetery. Prearranged funerals and preneed cemetery products and services are marketed in the geographic markets served by the Group's locations.

  FUNERAL AND CEMETERY REVENUES

     The CNM Group records the sale of funeral merchandise and services upon performance. The Group records the sale of the right of cemetery interment or mausoleum entombment and related merchandise at the time of sale. State law requires cash receipts for certain cemetery products and services to be fully trusted; the revenue for these sales is recognized upon delivery. Provision for bad debts is recorded at the date of sale and cancellations are recorded in the period of cancellation.

  TRUST FUNDS

     The CNM Group is required by state law to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to the CNM Group only in the event of death of the purchaser and are refundable to the purchaser under certain state laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the purchaser of the prearranged funeral contract, and interest earned on such funds is deferred, until performance of the specific service. The prearranged funeral trust assets were approximately $2,223,000 and $2,267,000 at December 31, 1996, and March 31, 1996, respectively, which exceeds the future costs under such arrangements. The CNM Group does not have the right to withdraw any of such balances and, accordingly, these trust fund balances are not reflected in the accompanying financial statements.

     In accordance with respective state laws, the CNM Group is generally required to deposit a specified amount into perpetual and memorial care trust funds for each interment/entombment right and memorial sold. Income from such trust funds is used to provide care and maintenance for the cemeteries and mausoleums and is periodically distributed to the CNM Group. The CNM Group does not have the right to withdraw any of the principal balances of these funds, which were approximately $3,923,000 and $3,788,000 at December 31, 1996, and March 31, 1996, respectively. Accordingly, these trust fund balances are not reflected in the accompanying balance sheets.

     The CNM Group is also required to deposit a specified amount into a merchandise and service trust fund for cemetery merchandise and service contracts sold on a preneed basis. The principal of the trust may

                                   CNM GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

be withdrawn by the CNM Group upon maturity (generally, death of the purchaser) or cancellation of the contract. Accumulated earnings provided by the underlying assets held by the trust are periodically distributed by the trust and recorded as income when received. Revenue, as it relates to merchandise and service contracts sold on a preneed basis, is recognized at the time of service. Merchandise and service trust fund balances, in the aggregate, were approximately $2,464,000 and $2,266,000 at December 31, 1996, and March 31, 1996, respectively. The CNM Group does not have the right to withdraw any of the principal balances on these funds. Accordingly, these trust fund balances are not reflected in the accompanying balance sheets.

  CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the CNM Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

  INVENTORY

     Inventory is stated at the lower of its cost basis (as determined by the specific identification method) or market.

  NAMES AND REPUTATIONS

     The excess of the purchase price over the fair value of net tangible and identifiable intangible assets acquired, as determined by management in transactions accounted for as purchases, is included in the financial statements as names and reputations of the operations acquired. Such amounts are being amortized over 20 years.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement establishes the recognition and measurement standards related to the impairment of long-lived assets. SFAS No. 121 was adopted by the Group on April 1, 1996. Such adoption did not have a material effect on the Group's financial position or results of operations.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation of property and equipment is based on the straight-line method over the estimated useful lives of the assets. The costs of ordinary maintenance and repairs are charged to operations, while renewals and replacements are capitalized.

     Depreciation is provided over the estimated useful lives of the depreciable assets as follows:

                                        YEARS
                                        -----
Building and improvements............   10-32
Furniture and fixtures...............    3-10
Automobiles..........................     3-5

  INCOME TAXES

     The CNM Group accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the Group determines deferred tax assets and liabilities based on the estimated future tax effects of differences between the financial statement basis and tax basis of assets and liabilities.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                                   CNM GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  DEFERRED CHARGES AND OTHER NONCURRENT ASSETS:

     Deferred charges and other noncurrent assets at December 31, 1996, and March 31, 1996, were as follows:

                                        DECEMBER 31,    MARCH 31,
                                            1996          1996
                                        ------------    ---------
Investment in affiliated entity......     $892,247      $ 891,447
Agreements not to compete, net of
  accumulated amortization of
  $1,086,216 in December 1996 and
  $1,054,696 in March 1996...........       44,056         75,576
Other................................        3,000          3,000
                                        ------------    ---------
                                          $939,303      $ 970,023
                                        ============    =========

3.  LONG-TERM DEBT:

The CNM Group's long-term debt consisted of the following:

                                        DECEMBER 31,    MARCH 31,
                                            1996           1996
                                        ------------    ----------
Note payable to former stockholder,
  secured by deed of trust and
  security agreements covering
  certain real property, due in
  monthly installments of $16,667,
  including interest at 8.0% through
  May 2003 with a final payment of
  approximately $1,632,415 due in May
  2003...............................    $2,034,250     $2,061,286
Note payable, secured by deed of
  trust and security agreements
  covering certain real property, due
  in monthly installments of $13,901,
  including interest at 9.0% through
  December 2007......................     1,679,686      1,690,992
Note payable, secured by deed of
  trust and security agreements
  covering certain real property, due
  in monthly installments of $7,923,
  including interest at 9.5% through
  July 2010..........................       724,031        742,993
Note payable, secured by deed of
  trust and security agreements
  covering certain real property, due
  in monthly installments of $2,608,
  including interest at 9.25% through
  April 2004.........................       166,178        177,671
Notes payable, secured by deed of
  trust and security agreements
  covering certain real property, due
  in monthly installments of $3,144,
  including interest at 7.0% through
  May 2001...........................       140,655        160,967
Note payable, secured by deed of
  trust and security agreements
  covering certain real property, due
  in monthly installments of $3,144,
  including interest at 7.0% through
  May 2001...........................       140,655        160,967
Note payable, secured by deed of
  trust and security agreements
  covering certain real property, due
  in monthly installments ranging
  from $404 to $5,313, including
  interest ranging from 8.0% to
  10.25% with payment through October
  1996 to September 2008.............       104,884        207,597
Less -- Current portion..............      (226,246)      (255,571)
                                        ------------    ----------
                                         $4,764,093     $4,946,902
                                        ============    ==========

     The aggregate maturities of long-term debt for the three-month period ended March 31, 1997, and the subsequent five years are approximately $77,000, $228,000, $288,000, $290,000, $316,000, $272,000, respectively, and $3,519,000 thereafter. The debt agreements do not contain any significant restrictive covenants.

                                   CNM GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  COMMITMENTS AND CONTINGENCIES:

  CLAIMS AND LAWSUITS

     The Group is subject to certain claims and lawsuits arising in the normal course of business, relating to employment discrimination, harassment, personal injury and compensation issues being reviewed by the Labor Board. The Group maintains various insurance coverages in order to minimize financial risk associated with the claims. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Group's financial position or results of operations.

  BENEFIT PLAN

     The CNM Group sponsors a defined contribution benefit plan covering substantially all full-time employees having at least one year of service. In its sole discretion, the Group can make contributions to the plan. Contributions to such plan totaled $79,000 and $112,610 for the nine months ended December 31, 1996, and for the year ended March 31, 1996, respectively. These amounts are included in "Costs and Expenses" in the accompanying statements of operations.

  LEASES

     The CNM Group leases certain office facilities, vehicles and equipment for periods from one to seven years with options on some of the facilities for extended periods. Certain operating leases provide for an annual adjustment to rent in accordance with changes in relevant pricing indices. Rent expense was approximately $121,000 and $160,000 for the nine months ended December 31, 1996, and for the year ended March 31, 1996, respectively.

     In addition, the CNM Group leases a mortuary facility under a capital lease. Accumulated depreciation relating to the leased assets is $67,000 and $63,000 as of December 31, 1996, and March 31, 1996, respectively.

     Minimum payments over the lease periods will be as follows (in thousands):

                                         MINIMUM LEASE PAYMENTS
                                        ------------------------
                                        OPERATING       CAPITAL
                                          LEASES         LEASES
                                        ----------      --------
Three months ending 1997.............     $   40         $    6
Years ending March 31 --
     1998............................        158             24
     1999............................        160             26
     2000............................        160             26
     2001............................        160             26
     2002............................        160             26
     Thereafter......................        861            459
                                        ----------      --------
Total minimum lease payments.........     $1,699            593
                                        ==========
Less -- Amount representing
  interest...........................                       381
                                                        --------
Long-term obligations under capital
leases...............................                    $  212
                                                        ========

                                   CNM GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  INCOME TAXES:

     Historically, the CNM Group has been included in the consolidated U.S. federal income tax return for CNM, Inc. The only significant temporary differences between the Group's financial statement and tax bases of accounting relate to accruals made in connection with preneed marker and base sales, and differences relating to depreciation. Permanent differences relate to tax-exempt income received from certain trust funds and state income taxes. The income tax provision for the nine months ended December 31, 1996, and for the year ended March 31, 1996, consisted of:

                                             FOR THE         FOR THE
                                           NINE MONTHS         YEAR
                                              ENDED           ENDED
                                           DECEMBER 31,      MARCH 31,
                                               1996            1996
                                           ------------      ---------
Current --
     U.S. federal.......................    $  404,103       $ 573,455
     State..............................       116,452         175,417
                                           ------------      ---------
                                               520,555         748,872
                                           ------------      ---------
Deferred --
     U.S. federal.......................       (83,003)        (39,516)
     State..............................       (17,520)        (15,704)
                                           ------------      ---------
                                              (100,523)        (55,220)
                                           ------------      ---------
                                            $  420,032       $ 693,652
                                           ============      =========

     The differences in the income taxes provided for and the amounts determined by applying the federal statutory rate to income taxes of the CNM Group for the nine months ended December 31, 1996 and for the year ended March 31, 1996, are summarized as follows:

                                             FOR THE           FOR THE
                                           NINE MONTHS          YEAR
                                              ENDED             ENDED
                                           DECEMBER 31,       MARCH 31,
                                               1996             1996
                                           ------------      ---------
Federal income statutory rate...........       34.0%            34.0%
Effect of state income taxes, net of
  federal benefit.......................        6.2              6.2
Effect of nondeductible expenses and
  other.................................        2.4              2.8
                                           ------------      ---------
                                               42.6%            43.0%
                                           ============      =========

     The following table sets forth the gross deferred tax assets and liabilities as of December 31, 1996, and March 31, 1996:

                                           DECEMBER 31,      MARCH 31,
                                               1996            1996
                                           ------------      ---------
Deferred income tax assets --
     Noncurrent.........................    $   53,033       $  53,033
                                           ------------      ---------
Deferred income tax liabilities --
     Noncurrent.........................      (260,153)       (360,676)
                                           ------------      ---------
Net deferred tax liability..............    $ (207,120)      $(307,643)
                                           ============      =========

                                   CNM GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The sources of significant temporary differences and related tax effect were as follows:

                                          FOR THE        FOR THE
                                        NINE MONTHS       YEAR
                                           ENDED          ENDED
                                        DECEMBER 31,    MARCH 31,
                                            1996          1996
                                        ------------    ---------
Depreciation and amortization........    $   (9,997)    $  35,306
Preneed marker and bases.............       (90,526)      (90,526)
                                        ------------    ---------
Total deferred income tax benefit....    $ (100,523)    $ (55,220)
                                        ============    =========

6.  RELATED PARTIES:

     The Group has $24,850 in notes payable to officers of Wilson & Kratzer Mortuaries originated on September 24, 1996, paying interest at 6.58 percent per annum. To date, no principal payments have been made.

     The Group has paid interest of $4,201 and $7,601 for the nine months ended December 31, 1996, and the year ended March 31, 1996, respectively, on the outstanding debt obligations of $57,518 and $79,815 as of the respective period-end dates to the chairperson of the board for CNM, Inc. and Rolling Hills Memorial Park. The obligation pays interest at 8.0 percent per annum.

     The Group leases a facility owned by a related party which is wholly owned by members of the board of directors of CNM, Inc., Wilson & Kratzer Mortuaries, and Rolling Hills Memorial Park. Lease expense of $21,833 and $29,029 was recognized for the nine months ended December 31, 1996, and the year ended March 31, 1996, respectively, relating to this facility.

     Additionally, compensation of $202,500 and $279,000 for the nine months ended December 31, 1996, and the year ended March 31, 1996, respectively, was paid in the form of directors' fees and consultation fees to various members of the respective board of directors and/or related parties.

                               INDEX TO EXHIBITS


EXHIBIT NO.                     DESCRIPTION                                 PAGE
-----------    ---------------------------------------------------          ----

  10.22   --   Merger Agreement dated October 17, 1996 among
               Carriage Services, Inc., Carriage Funeral Services
               of California, Inc., CNM and the shareholders of CNM.......    24

                                       23